EXHIBIT 23(e)(ii)
AMENDED AND RESTATED EXHIBIT A
     THIS AMENDED AND RESTATED EXHIBIT A, dated as of                     , 2009, is Exhibit A to that certain Underwriting Agreement dated as of July 19, 2007, between PFPC Distributors, Inc. and FundVantage Trust and is amended and restated for the addition of Private Capital Management Value Fund.
FUNDS
MBIA Municipal Bond Inflation Protection Fund
MBIA High Yield Fund
MBIA Multi-Sector Inflation Protection Fund
MBIA Core Plus Fixed Income Fund
Lateef Fund
Boston Advisors US Small Cap Equity Fund
Boston Advisors International Equity Fund
Corverus Strategic Equity Fund
WHV International Equity Fund
Pemberwick Fund
Private Capital Management Value Fund

PFPC DISTRIBUTORS, INC.

By:

Name:

Title:

FUNDVANTAGE TRUST

By:

Name:

Title:

2